Exhibit 4.4

JARDEN CORPORATION,

EACH OF THE GUARANTORS PARTY HERETO,

NCPF ACQUISITION CORP. II

(as Successor Company)

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 15, 2016

to

Indenture

Dated as of October 30, 2015

5% Senior Notes due 2023

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 15, 2016, among Jarden Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein), NCPF Acquisition Corp. II, a Delaware corporation (the “Successor Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used and not defined herein are used as defined in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, and the Trustee are parties to that certain Indenture dated as of October 30, 2015, creating the Company’s 5% Senior Notes due 2023 (the “Notes”), as supplemented by that First Supplemental Indenture dated March 15, 2016, that Second Supplemental Indenture dated April 15, 2016, and as further amended and supplemented in relation to the Notes (the “Indenture”);

WHEREAS, $300,000,000 aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 9.01(7) of the Indenture provides that the Company and the Trustee may modify or amend the Indenture without the consent of the Holders to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee;

WHEREAS, on the date hereof, the Company will merge with and into the Successor Company, with Successor Company continuing as the surviving corporation (the “Merger”);

WHEREAS, upon the consummation of the Merger the Guarantors shall have been released from their respective guarantees, pledges and security granted by such Guarantors in connection with the Company’s Credit Facility and are no longer guarantors under such Credit Facility;

WHEREAS, pursuant to Section 10.04(3) of the Indenture, the Company has requested the Trustee to execute this Supplemental Indenture to evidence the release of the Guarantors from their obligations under their respective Guarantees with respect to all of the Notes and the Indenture;

WHEREAS, Section 9.01(3) of the Indenture provides that the Company and the Trustee may modify or amend such Indenture without the consent of the Holders to provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of all or substantially all of the Company’s assets;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company has requested the Trustee to execute this Supplemental Indenture to evidence the assumption by the Successor Company of all of the Company’s obligations under the Notes and the Indenture and the release and discharge of the Company from its obligations under the Notes and the Indenture;

WHEREAS, (1) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Supplemental Indenture, each as contemplated by Sections 9.05 and 12.03 of the Indenture and (2) the Company and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Company, the Guarantors, the Successor Company and the Trustee to enter into this Supplemental Indenture; and

WHEREAS, all acts and requirements have been done in order to make this Supplemental Indenture a legal, valid and binding obligation of the Company, the Guarantors and the Successor Company.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

RELEASE OF GUARANTEES; ASSUMPTION BY SUCCESSOR COMPANY

Section 1.3 Release of Guarantees. The Trustee, pursuant to Section 10.04 of the Indenture, hereby acknowledges, as evidenced by this Supplemental Indenture, that each of the Guarantors has been released from its obligations under its respective Guarantee with respect to all of the Notes and the Indenture.

Section 1.4 Assumption by Successor Company. The Successor Company hereby assumes, by this Supplemental Indenture, all of the Company’s obligations under the Notes and the Indenture. Pursuant to Section 9.01(3) of the Indenture, the Successor Company succeeds to, and is substituted for, and may exercise every right and power of, the Company, and the Company is hereby released and discharged from its obligations under the Notes and the Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Successors. All agreements of the Company and Successor Company in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the Guarantors and the Successor Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the closing of the Merger, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such closing shall not occur. The Company shall notify the Trustee promptly after the occurrence of such closing or promptly after the Company shall determine that such closing will not occur.

Section 2.9 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President – Administration, General Counsel and Secretary

NCPF ACQUISITION CORP. II, AS SUCCESSOR COMPANY

By:	/s/ Bradford R. Turner
Name:	Bradford R. Turner
Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

Signature Page to Third Supplemental Indenture

ALLTRISTA PLASTICS LLC

AMERICAN HOUSEHOLD, INC.

AUSTRALIAN COLEMAN, INC.

BICYCLE HOLDING, INC.

BRK BRANDS, INC.

CC OUTLET, INC.

COLEMAN INTERNATIONAL HOLDINGS, LLC

COLEMAN WORLDWIDE CORPORATION

ENVIROCOOLER, LLC

FIRST ALERT, INC.

HEARTHMARK, LLC

HOLMES MOTOR CORPORATION

JARDEN ACQUISITION I, LLC

JARDEN ZINC PRODUCTS, LLC

JOSTENS, INC.

JT SPORTS LLC

K-2 CORPORATION

KANSAS ACQUISITION CORP.

L.A. SERVICES, INC.

LASER ACQUISITION CORP.

LEHIGH CONSUMER PRODUCTS LLC

LIFOAM HOLDINGS, LLC

LIFOAM INDUSTRIES, LLC

LIFOAM PACKAGING SOLUTIONS, LLC

LOEW-CORNELL, LLC

MARKER VOLKL USA, INC.

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NIPPON COLEMAN, INC.

OUTDOOR SPORTS GEAR, INC.

OUTDOOR TECHNOLOGIES CORPORATION

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QMC BUYER CORP.

QUICKIE HOLDINGS, INC.

QUICKIE MANUFACTURING CORPORATION

QUOIN, LLC

RAWLINGS SPORTING GOODS COMPANY, INC.

REXAIR HOLDINGS, INC.

REXAIR LLC

SEA STRIKER, LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SI II, INC.

SITCA CORPORATION

SUNBEAM AMERICAS HOLDINGS, LLC

SUNBEAM PRODUCTS, INC.

THE COLEMAN COMPANY, INC.

THE UNITED STATES PLAYING CARD COMPANY

THE YANKEE CANDLE COMPANY, INC.

USPC HOLDING, INC.

VISANT CORPORATION

VISANT HOLDING CORP.

VISANT SECONDARY HOLDINGS CORP.

WADDINGTON GROUP, INC.

WNA HOLDINGS, INC.

WADDINGTON NORTH AMERICA, INC.

YANKEE CANDLE INVESTMENTS LLC each, as a Guarantor

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

Signature Page to Third Supplemental Indenture